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                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 31, 1997

                                  LASON, INC.


         DELAWARE                   0-21407                     38-3214743
----------------------------      -----------             ----------------------
(State or other jurisdiction      (Commission             (I.R.S. Employer
of incorporation)                 File Number)            Identification Number)


1305 STEPHENSON HIGHWAY
TROY, MICHIGAN                                                  48083
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(Address of Principal                                         (Zip Code)
Executive Offices)

                                 (810) 597-5800
                          ---------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          CHURCHILL ACQUISITION

          Lason Systems, Inc. ("Systems"), a wholly-owned subsidiary of Lason, Inc. (the "Company"), acquired all of the outstanding shares of Common Stock of Churchill Communications Corporation ("Churchill") pursuant to an Agreement of Purchase and Sale of Stock dated January 31, 1997, but effective as of January 1, 1997 between and among the Company, Systems, Churchill and Mark Roter, the sole shareholder of Churchill (such acquisition is referred to herein as the "Churchill Acquisition").

          The aggregate consideration paid by the Company as a result of the Churchill Acquisition was determined pursuant to arm's length negotiations and consisted of 72,499 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company and $7,500,000 in cash. The Common Stock issued in the Churchill Acquisition is subject to an 18-month lock-up agreement. The Company has agreed to register the Common Stock subsequent to the lock-up period. The purchase price is subject to an adjustment dependent on the net worth of Churchill on January 31, 1998 as determined by Systems within thirty (30) days of such date.

          The primary source of the cash portion of the purchase price used in the Churchill Acquisition was Systems' credit facility with First Union National Bank of North Carolina.

          ALPHA ACQUISITION

          Lason Systems, Inc., Southeast ("Lason SE"), a wholly-owned subsidiary of Systems, acquired all of the outstanding shares of Alpha Imaging, Inc. ("Imaging") and Alpha Micro Graphics Supply, Inc. ("Micro Graphics") pursuant to an Agreement of Purchase and Sale of Stock dated February 5, 1997, but effective as of January 2, 1997, between and among Lason SE, Imaging, Micro Graphics, Arnold E. Good, Marcia M. Good, Ronald C. Browder, Jr. and Jennifer M. Browder, shareholders of Imaging and Micro Graphics (such acquisition is referred to herein as the "Alpha Acquisition").

          The aggregate consideration paid by the Company as a result of the Alpha Acquisition was determined pursuant to arm's length negotiations and consisted of 11,517 shares of Common Stock of the Company and $2,135,250 in cash. The Common Stock issued in the Alpha Acquisition is subject to a twelve-month lock-up agreement.
          The Company has agreed to register the Common Stock subsequent to the lock-up period.

          The primary source of the cash portion of the purchase price used in the Alpha Acquisition was Systems' credit facility with
          First Union National Bank of North Carolina.
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          The description of the foregoing Churchill acquisition is qualified in its entirety by reference to the copy of the Agreement of Purchase and Sale of Stock filed as an Exhibit to this Form 8-K.

          The Company is not aware of any material relationship that existed prior to the Churchill Acquisition or the Alpha Acquisition (collectively referred to as the "Acquired Businesses") between the Company, its officers and directors, on the one hand and the Acquired Business and their shareholders, on the other.

          The assets of the Acquired Businesses include cash, receivables, inventory, equipment and other personal property. The Company intends to continue the utilization of these assets in a manner consistent with that of their historical usage, providing business, communications services (including electronic mail messaging and data processing services in the New York City market), servicing the proxy solicitation industry and providing micro graphic and imaging services in the States of Florida and Georgia.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Financial Statements:  None

      (b)  Pro Forma Financial Information:  None

      (c)  Exhibits

           10.37 Agreement of Purchase and Sale of Stock with respect to the Churchill Acquisition.


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:February 11, 1997                 LASON, INC.



                                   By:   /s/ William J. Rauwerdink
                                      --------------------------------------
                                           William J. Rauwerdink
                                           Its:  Executive Vice President



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                                EXHIBIT INDEX

Exhibit:                  Description:
--------                  ------------

10.37 Agreement of Purchase and Sale of Stock with respect to the Churchill Acquisition.